Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Form 8-K of our report dated May 25, 2011 with respect to the audited financial statements of Cyber Supply, Inc. for the years ended February 28, 2011 and 2010.

We also consent to the incorporation in this Form 8-K of our report dated October 5, 2011 with respect to the audited financial statements of CIG Services, LLC for the period from September 23, 2011 (inception) through September 30, 2011.

/s/ MaloneBailey, LLP

MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

October 7, 2011